UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2024

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.01. Changes in Control of Registrant.

On October 15, 2024, the transactions (collectively, the “Transactions”) contemplated by that certain Purchase Agreement, dated August 28, 2024 (the “Purchase Agreement”), by and among GIP III Stetson I, L.P. (“Seller I”) and GIP III Stetson II, L.P. (“Seller II” and together with Seller I, collectively, the “Sellers”), each of which is an affiliate of Global Infrastructure Management, LLC, EnLink Midstream Manager, LLC (the “Manager”), acting solely in its individual capacity and not in its capacity as managing member of EnLink Midstream, LLC (“ENLC”), and ONEOK, Inc. (“ONEOK”) (NYSE: OKE), were consummated (the “Closing”). Pursuant to the Purchase Agreement, ONEOK acquired (i) approximately 43% of the outstanding common units representing limited liability company interests in ENLC (“Common Units”), consisting of 97,207,538 Common Units from Seller I and 103,133,215 Common Units from Seller II, in exchange for consideration equal to $14.90 in cash per Common Unit and (ii) all of the outstanding limited liability company interests in the Manager from Seller I in exchange for $300.0 million in cash, for a total cash consideration of approximately $3.285 billion. As a result of the Transactions, ONEOK acquired control of the operations of ENLC and its subsidiaries.

ONEOK used a portion of the net proceeds from its underwritten public offering of senior notes, completed on September 24, 2024, to fund the purchase price for the Transactions.

The information set forth in Item 5.02 below under the subheading “Director Resignations and Appointments” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and Appointments

In connection with the Closing, on October 15, 2024, Benjamin M. Daniel, Matthew C. Harris, and Scott E. Telesz each tendered his resignation from the Board of Directors of the Manager (the “Manager Board”). In addition, Mr. Harris resigned from his position as Chairman of the Manager Board, each of Mr. Daniel and Mr. Harris resigned from the Governance and Compensation Committee of the Manager Board (the “Governance and Compensation Committee”), and Mr. Telesz resigned from the Sustainability Committee of the Manager Board (the “Sustainability Committee”). The foregoing resignations did not result from a disagreement with the Manager. Jesse Arenivas, Deborah G. Adams, Tiffany (TJ) Thom Cepak, and Leldon E. Echols will continue to serve on the Manager Board.

Additionally, on October 15, 2024, each of the following individuals was appointed to the Manager Board (the “New Directors”) and Pierce H. Norton II was appointed to serve as Chairman of the Manager Board:

Pierce H. Norton II

Walter S. Hulse III

Lyndon C. Taylor

In addition, the Manager Board appointed (i) Mr. Norton and Mr. Taylor to serve on the Governance and Compensation Committee in the vacancies left by the resignation of Mr. Harris and Mr. Daniel and (ii) Mr. Hulse to serve on the Sustainability Committee in the vacancy left by the resignation of Mr. Telesz.

Biographical information for each of the New Directors is set forth below:

Pierce H. Norton II, 64, is President and Chief Executive Officer of ONEOK and is a member of the ONEOK Board of Directors. Previously, Mr. Norton was president and chief executive officer of ONE Gas, Inc. for more than seven years and served as a member of the ONE Gas board. Mr. Norton worked for ONEOK for almost 10 years, having joined the company in 2004. Prior to the separation of ONE Gas in January 2014, Mr. Norton served as executive vice president, commercial, of ONEOK and ONEOK Partners. His other roles at ONEOK included executive vice president and chief operating officer of ONEOK and ONEOK Partners, responsible for the company's natural gas gathering and processing, natural gas pipelines, natural gas liquids, natural gas distribution and energy services business segments. Mr. Norton also held the position as president of ONEOK Distribution Companies – Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service. Mr. Norton began his natural gas industry career in 1982 at Delhi Gas Pipeline, a subsidiary of Texas Oil and Gas Corporation. He later worked for American Oil and Gas with operational responsibilities for natural gas gathering and processing, and for intrastate and interstate pipelines. He then worked for KN Energy as vice president and general manager of the Heartland Region, before moving to Bear Paw Energy as vice president of business development. In 2002, he was named president of Bear Paw Energy, now ONEOK Rockies Midstream. Mr. Norton is currently on the board of directors for the American Petroleum Institute and is a 2024 tri-chair for the Tulsa Area United Way citywide campaign. He is a past board member of the Interstate Natural Gas Association of America, the Texas Pipeline Association, the North Dakota Petroleum Council, the Western Alliance, American Gas Association (AGA) and served as chairman of the AGA board in 2017. Locally he is a past board member of Tulsa Community College Foundation, Tulsa Community Foundation and Oklahoma Center for Community and Justice. An Alabama native, Mr. Norton earned a Bachelor of Science degree in mechanical engineering in 1982 from the University of Alabama in Tuscaloosa and was a University of Alabama College of Engineering Distinguished Fellow. He also is a graduate of Harvard Business School's Advanced Management Program.

Walter S. Hulse III, 60, is Executive Vice President, Chief Financial Officer, Treasurer, Investor Relations and Corporate Development of ONEOK. Mr. Hulse joined ONEOK in 2015 from Spinnaker Strategic Advisory Services, LLC, which provided consulting services to mid-cap and large-cap publicly traded companies, including the review of merger and/or acquisition opportunities, debt and equity markets, corporate restructuring and potential divestitures. Mr. Hulse served as a consultant to ONEOK for many years, including during the separation of the company's natural gas distribution business into the stand-alone publicly traded company, ONE Gas. Previously, Mr. Hulse was vice chairman of the Investment Banking Department, managing director and head of the business development group at UBS Investment Bank. Prior to that, he was head of the Global Utility Group at UBS Investment Bank. Before joining UBS through its merger with PaineWebber Incorporated, Mr. Hulse held various roles at Paine Webber and J.P. Morgan. Mr. Hulse graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in economics.

Lyndon Taylor, 66, is Executive Vice President, Chief Legal Officer, and Assistant Secretary of ONEOK. Mr. Taylor joined ONEOK in 2023. Before joining ONEOK, he was Executive Vice President, Chief Legal and Administrative Officer of Devon Energy Corporation from 2005 to 2021, responsible for overseeing the legal, corporate governance, compliance and government relations functions. Prior to Devon, Mr. Taylor founded and led the Houston office of Skadden Arps, serving the legal needs of numerous energy clients for 12 years. He has in-depth experience in many aspects of the energy business, including capital markets and Securities and Exchange Commission activities, merger and acquisition deals, commercial transactions, regulatory compliance, labor and employment matters, intellectual property and litigation. With nearly 40 years of legal expertise, primarily in the energy space, Mr. Taylor has extensive experience guiding organizations on legal and business strategies that balance risk and company objectives, helping them to be successful in a changing market. Mr. Taylor earned a Juris Doctor with honors from the University of Oklahoma College of Law and a Bachelor of Science in industrial engineering and management from Oklahoma State University.

The New Directors, as officers of ONEOK, will not receive any separate compensation for their respective service as directors.

Indemnification Agreements

ENLC has a practice of entering into indemnification agreements (the “Indemnification Agreements”) with each of the Manager’s directors and executive officers (collectively, the “Indemnitees”). In connection with the appointment of the New Directors to the Manager Board, ENLC entered into an Indemnification Agreement with each of the New Directors. Under the terms of the Indemnification Agreements, ENLC has agreed to indemnify and hold the Indemnitees harmless, subject to certain conditions, from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals (each, a “proceeding”), in each case, in which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that the Indemnitee is or was a director, manager, or officer of ENLC or the Manager, or is or was serving at the request of ENLC or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. ENLC has also agreed to advance the expenses of an Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to ENLC’s Current Report on Form 8-K dated July 17, 2018, filed with the Securities and Exchange Commission on July 23, 2018, and which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2024, in connection with the Closing, ONEOK entered into the Third Amended and Restated Limited Liability Company Agreement of the Manager (the “Amended and Restated Manager Agreement”) to, among other things, replace references to Seller I with references to ONEOK.

The foregoing description of the Amended and Restated Manager Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Manager Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
3.1	—	Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream Manager, LLC, dated as of October 15, 2024.

104	—	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: October 15, 2024	By:	/s/ Benjamin D. Lamb
Benjamin D. Lamb
Executive Vice President and Chief Financial Officer